EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-46978 of Pivotal Corporation on Form F-3 of our report dated July 13, 2000, appearing in the Annual Report on Form 10-K of Pivotal Corporation for the year ended June 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Vancouver, British Columbia, Canada
October 24, 2000